Exhibit 99.1

FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

•                  Net sales revenue of $79.6 million was down 14.8% year-over-year; down 8.8% year-over-year on a local currency basis

•                  Earnings from continuing operations of $0.08 per diluted share

•                  Repurchased $6.1 million of common stock during first nine months of fiscal 2015

•                  Board of Directors approved a $0.10 per share quarterly cash dividend

LEHI, Utah, November 3, 2015 — Nature’s Sunshine Products, Inc. (NASDAQ:NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today reported its financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Financial Highlights

•                  Net sales revenue of $79.6 million, decreased 14.8% compared to $93.4 million in the third quarter of 2014. On a local currency basis, net sales revenue decreased 8.8% compared to the third quarter of 2014. Net sales revenue was negatively impacted by a $5.4 million decline in net sales in the NSP Russia, Central and Eastern Europe segment as well as a $5.6 million unfavorable impact in foreign currency exchange rate fluctuations.

•                  Net income from continuing operations was $1.6 million, or $0.08 per diluted common share, compared to $5.1 million, or $0.29 per diluted common share, in the third quarter of 2014. Earnings per diluted common share for the third quarter of 2015 were impacted by several factors including: the Company’s investment in China of approximately $0.10 per share, which excludes tax benefits expected to be realized in future quarters, resulting in the higher-than-normal tax rate; foreign currency translation expenses of approximately $0.04 per share; and the net sales decline in the Russia, Central and Eastern Europe segment of approximately $0.03 per share.

•                  Adjusted EBITDA was $5.5 million compared to $7.7 million in the third quarter of 2014. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization and other income adjusted to exclude share-based compensation expense.

Management Commentary

“While our third quarter results were softer on the whole, we were very encouraged with NSP United States and NSP Canada both posting their fifth consecutive quarters of year-over-year local currency sales growth,” commented Gregory L. Probert, Chairman and Chief Executive Officer.  “This growth was primarily fueled by continued progress with our IN.FORM business model, key retail account management along with the successful adoption of new products launched at the Leaders Conference and Convention in April. As a result, we recognized a key milestone during the quarter with existing members and new member sign-ups in NSP U.S. both posting year-over-year growth for the first time in over two years.”

Mr. Probert continued, “Our top-line, both as reported and in local currency, declined during the quarter primarily as a result of the ongoing challenges in NSP Russia, Central and Eastern Europe associated with political unrest in Ukraine and Russia and unfavorable currency headwinds. In an effort to strengthen our Distributor base in the region, we have launched various new product kits that have been very well received and are priced in a manner to support Distributor advancement as sales are made. Despite the uncertainty, we feel well-positioned to stimulate growth in the region with the support of our local partner once the situation steadies.”

“Further suppressing growth during the quarter was performance at Synergy driven by continued softness in North America and Korea, and to a lesser extent in Europe, which was partially offset by improvements in Japan and Indonesia. To reignite growth in Synergy, we are intently focused on unifying our multiple product strategies across all regions with the goal of achieving a more cohesive sales method focused detox, weight management and a daily habit of health,” added Mr. Probert.

Mr. Probert concluded, “Our entry into China is progressing on track and we remain hopeful we can secure our direct selling license in 2016. We made significant traction towards this goal with the grand opening of our new Shanghai office, which will serve as the Nature’s Sunshine Products’ headquarters in China, in addition to several key new hires to help support our successful launch in the region. On the product side, we designed new product packaging to achieve a premium look and feel as well as continued the process for general food importation and blue cap registration for select direct selling products. We are very excited to enter China and will update our progress on this front in the coming quarters.”

Third Quarter 2015 Regional Sales by Operating Segment

	Net Sales Revenue by Operating Segment
	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$36,371	$36,228	0.4%	$(526)	1.8%
NSP Latin America	8,111	9,546	(15.0)	(1,092)	(3.6)
	44,483	45,774	(2.8)	(1,618)	0.7

NSP Russia, Central and Eastern Europe	6,321	11,753	(46.2)	(124)	(45.2)

Synergy WorldWide:
Synergy Asia Pacific	18,915	23,426	(19.3)	(2,658)	(7.9)
Synergy Europe	6,071	7,538	(19.5)	(1,173)	(2.9)
Synergy North America	2,810	3,768	(25.4)	—	(25.4)
	27,797	34,732	(20.0)	(3,831)	(8.9)

China and New Markets	985	1,147	(14.1)	—	(14.1)

	$79,586	$93,406	(14.8)%	$(5,573)	(8.8)%

Active Distributors and Customers by Segment (1)

	As of September 30, 2015		As of June 30, 2015
	Distributors & Customers	Managers	Distributors & Customers	Managers

NSP Americas	136,900	6,800	135,600	7,200
NSP Russia, Central and Eastern Europe	66,500	2,700	72,000	2,900
Synergy WorldWide	53,400	3,500	54,700	3,300
China and New Markets	—	—	—	—
	256,800	13,000	262,300	13,400

(1)         Active Distributors and customers’ includes our independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated.

Cash Flow and Balance Sheet Highlights

•                  Net cash provided by operating activities was $8.2 million for the nine months ended September 30, 2015 as compared to $13.5 million in the nine months ended September 30, 2014.

•                  Cash and cash equivalents as of September 30, 2015 were $43.9 million, compared to $58.7 million as of December 31, 2014.

•                  During the three months ended September 30, 2015, the Company repurchased $2.0 million of its common stock under its existing share repurchase plan.  The Company’s total repurchases in the first nine months of 2015 were 458,000 shares for a total of $6.1 million.

•                  The Company’s Board of Directors approved a quarterly cash dividend of $0.10 per share, payable on November 30, 2015, to shareholders of record as of the close of business on November 18, 2015. Dividend payments during the quarter were $1.9 million.

Conference Call

Nature’s Sunshine Products will host a conference call to discuss its third quarter 2015 results on November 3, 2015 at 5:30 PM Eastern Time.  The toll-free dial-in number for callers in the U.S. and Canada is 1-877-407-0789, conference ID: 13621697.  International callers can dial 1-201-689-8562, conference ID: 13621697.  A replay will be available from November 3, 2015 at 8:30 PM Eastern Time through November 17, 2015 at 11:59 PM Eastern Time by dialing 1-877-870-5176 (U.S. and Canada) or 1-858-384-5517 (International), replay PIN: 13621697.  The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of over 600,000 independent Managers, Distributors and customers in more than 40 countries.  Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and China and New Markets). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation.  Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain information included or incorporated herein by reference in this report may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. For example, information appearing under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.

•                  any negative consequences resulting from the economy, including the availability of liquidity to us, our independent Distributors and our suppliers or the willingness of our customers to purchase products;

•                  our relationship with, and our inability to influence the actions of, our independent Distributors, and other third parties with whom we do business;

•                  improper activity by our employees or independent Distributors;

•                  negative publicity related to our products, ingredients, or direct selling organization or the nutritional supplement industry;

•                  changing consumer preferences and demands;

•                  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Distributor relations and operating results;

•                  increased state and federal regulatory scrutiny of the nutritional supplement industry, including, but not limited to targeting of ingredients , testing methodology and product claims;

•                  the competitive nature of our business and the nutritional supplement industry;

•                  regulatory matters governing our products, ingredients, the nutritional supplement industry, our direct selling program, or the direct selling market in which we operate;

•                  legal challenges to our direct selling program or to the classification of our independent Distributors;

•                  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, governmental sanctions, ongoing Ukraine and Russia political conflict, pricing and currency devaluation risks, especially in countries such as Ukraine, Russia and Belarus;

•                  uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•                  our dependence on increased penetration of existing markets;

•                  our reliance on our information technology infrastructure;

•                  the sufficiency of trademarks and other intellectual property rights;

•                  changes in tax laws, treaties or regulations, or their interpretation;

•                  taxation relating to our independent Distributors;

•                  product liability claims;

•                  share price volatility related to, among other things, speculative trading; and

•                  the full implementation of our joint venture for operations in China with Fosun Industrial Co., Ltd., as well as the legal complexities, unique regulatory environment and challenges of doing business in China generally.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.  Throughout this press release, we refer to Nature’s Sunshine Products, Inc., together with its subsidiaries, as “we,” “us,” “our Company” or “the Company.”

Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that these measures are a useful indicator of the Company’s ability to fund its business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income as an indicator of the Company’s operating performance.  Moreover, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of these non-GAAP measures to reported earnings under GAAP in the attached financial tables.

Contact:

Stephen M. Bunker

Chief Financial Officer

Nature’s Sunshine Products, Inc.

Lehi, Utah 84043

(801) 341-7303

investorrelations@natr.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share information)

(Unaudited)

	Three Months Ended September 30,
	2015	2014

Net sales revenue	$79,586	$93,406
Cost of sales	(20,643)	(22,742)
Gross profit	58,943	70,664

Operating expenses:
Volume incentives	28,690	34,918
Selling, general and administrative	27,115	30,200
Operating income	3,138	5,546
Other income (loss), net	(247)	(42)
Income from continuing operations before provision for income taxes	2,891	5,504
Provision for income taxes	1,284	407
Net income from continuing operations	1,607	5,097
Income (loss) from discontinued operations	804	(4,106)
Net income	2,411	991
Net loss attributable to non-controlling interests	(355)	(26)
Net income attributable to common shareholders	$2,766	$1,017

Basic and diluted net income per common share
Basic:
Net income from continuing operations	$0.09	$0.29
Income (loss) from discontinued operations	$0.04	$(0.24)
Net income attributable to common shareholders	$0.15	$0.06

Diluted:
Net income from continuing operations	$0.08	$0.29
Income (loss) from discontinued operations	$0.04	$(0.23)
Net income attributable to common shareholders	$0.15	$0.06

Weighted average basic common shares outstanding	18,688	17,310
Weighted average diluted common shares outstanding	19,117	17,812

Dividends declared per common share	$0.10	$1.60

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share information)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014

Net sales revenue	$244,711	$279,704
Cost of sales	(63,592)	(68,116)
Gross profit	181,119	211,588

Operating expenses:
Volume incentives	88,630	104,081
Selling, general and administrative	80,837	89,293
Operating income	11,652	18,214
Other income (loss), net	(567)	(383)
Income from continuing operations before provision for income taxes	11,085	17,831
Provision (benefit) for income taxes	2,880	(1,052)
Net income from continuing operations	8,205	18,883
Income (loss) from discontinued operations	2,116	(4,993)
Net income	10,321	13,890
Net loss attributable to non-controlling interests	(673)	(26)
Net income attributable to common shareholders	$10,994	$13,916

Basic and diluted net income per common share
Basic:
Net income from continuing operations	$0.44	$1.14
Income (loss) from discontinued operations	$0.11	$(0.30)
Net income attributable to common shareholders	$0.59	$0.84

Diluted:
Net income from continuing operations	$0.43	$1.11
Income (loss) from discontinued operations	$0.11	$(0.29)
Net income attributable to common shareholders	$0.57	$0.82

Weighted average basic common shares outstanding	18,678	16,563
Weighted average diluted common shares outstanding	19,193	17,068

Dividends declared per common share	$0.30	$1.80

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$43,882	$58,699
Accounts receivable, net of allowance for doubtful accounts of $776 and $849, respectively	7,319	6,732
Investments available for sale	1,786	2,546
Inventories	39,380	40,438
Deferred income tax assets	5,068	4,950
Prepaid expenses and other	7,324	7,884
Total current assets	104,759	121,249

Property, plant and equipment, net	65,083	51,343
Investment securities - trading	992	1,038
Intangible assets, net	581	704
Deferred income tax assets	14,807	14,495
Other assets	10,461	7,970
	$196,683	$196,799

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,673	$5,237
Accrued volume incentives	16,126	16,867
Accrued liabilities	24,306	28,957
Deferred revenue	3,632	4,717
Income taxes payable	791	2,131
Revolving credit facility payable	1,199	—
Total current liabilities	51,727	57,909

Liability related to unrecognized tax benefits	6,978	6,598
Deferred compensation payable	992	1,038
Other liabilities	2,439	2,297
Total liabilities	62,136	67,842

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 18,625 and 18,662 shares issued and outstanding as of September 30, 2015, and December 31, 2014, respectively	126,155	125,489
Retained earnings	16,265	10,891
Noncontrolling interests	3,108	3,781
Accumulated other comprehensive loss	(10,981)	(11,204)
Total shareholders’ equity	134,547	128,957
	$196,683	$196,799

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,321	$13,890
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	21	130
Impairment of Venezuela property, plant and equipment, net	—	2,947
Depreciation and amortization	3,325	3,510
Share-based compensation expense	3,276	3,034
(Gain) loss on sale of property and equipment	(982)	36
Deferred income taxes	(137)	(3,961)
Amortization of bond discount	—	3
Purchase of trading investment securities	(205)	(133)
Proceeds from sale of trading investment securities	212	125
Realized and unrealized gains on investments	(435)	(33)
Foreign exchange losses	2,021	2,724
Changes in assets and liabilities:
Accounts receivable	(708)	827
Inventories	56	181
Prepaid expenses and other current assets	373	455
Other assets	(3,184)	(1,478)
Accounts payable	1,051	(598)
Accrued volume incentives	(228)	235
Accrued liabilities	(3,975)	(3,989)
Deferred revenue	(1,085)	(52)
Income taxes payable	(1,718)	(803)
Liability related to unrecognized tax benefits	225	(3,550)
Deferred compensation payable	(46)	41
Net cash provided by operating activities	8,178	13,541
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(17,532)	(19,973)
Proceeds from sale of property, plant and equipment	1,374	7
Purchase of investments available for sale	—	(18)
Proceeds from the sale of investments available for sale	810	247
Net cash used in investing activities	(15,348)	(19,737)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	(5,620)	(33,357)
Principal payments of long-term debt and revolving credit facility	—	(12,267)
Borrowings of long-term debt and revolving credit facility	1,199	—
Repurchase of common stock	(6,126)	(2,731)
Net proceeds from the issuance of shares to noncontrolling interest	—	46,216
Investment by noncontrolling interest	—	4,000
Proceeds from the exercise of stock options	3,804	437
Net cash (used in) provided by financing activities	(6,743)	2,298
Effect of exchange rates on cash and cash equivalents	(904)	(2,893)
Net decrease in cash and cash equivalents	(14,817)	(6,791)
Cash and cash equivalents at the beginning of the period	58,699	77,247
Cash and cash equivalents at the end of the period	$43,882	$70,456
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$8,669	$5,996
Cash paid for interest	98	155

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,
	2015	2014

Net income from continuing operations	$1,607	$5,097
Adjustments:
Depreciation and amortization	1,173	1,135
Share-based compensation expense	1,191	952
Other (income) loss, net*	247	42
Provision for income taxes	1,284	407
Adjusted EBITDA	$5,502	$7,663

	Nine Months Ended September 30,
	2015	2014

Net income from continuing operations	$8,205	$18,883
Adjustments:
Depreciation and amortization	3,325	3,510
Share-based compensation expense	3,276	3,034
Other (income) loss, net*	567	383
Provision (benefit) for income taxes	2,880	(1,052)
Adjusted EBITDA	$18,253	$24,758

* Other income (loss), net is primarily comprised of foreign exchange gains (losses), interest income, and interest expense.